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                                                                    Exhibit 99.6

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR AN OPINION OF COUNSEL IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.


NO. 1                                                        WARRANT TO PURCHASE
                                                                73,334 SHARES OF
                                                                    COMMON STOCK

                               WARRANT TO PURCHASE
                                  COMMON STOCK
                                       OF
                                  NETMED, INC.


                  This certifies that, for value received, CPR (USA) INC. or its registered assigns (collectively, the "Holder"), is entitled to purchase from NETMED, INC., a corporation incorporated under the laws of the State of Ohio (the "Company"), subject to the terms and conditions set forth below, at any time on or after 9:00 A.M., Eastern time, on the Exercise Date (as defined below) of this Warrant, and before 5:00 P.M., Eastern time, on the Expiration Date (as defined below), the number of fully paid and nonassessable shares of common stock, no par value, of the Company ("Common Stock") stated above at the Purchase Price (as defined below). The Purchase Price and the number of shares purchasable hereunder are subject to adjustment as provided below.

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1. (1) The term "Agreement" as used in this Warrant means the 6% Secured Convertible Subordinated Debenture Purchase Agreement entered into by the parties of which this Warrant is an Exhibit.

                  (2) The term "Business Day" as used in this Warrant means a day other than a Saturday, Sunday or other day on which national banking associations whose principal offices are located in the State of Ohio are authorized by law to remain closed.


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                  (3) The term "Expiration Date" as used in this Warrant means the date of expiration of the thirty-six (36) month period immediately after the Exercise Date (as defined in Section 2.1 hereof) or, if that day is not a Business Day, as defined above, at or before 5:00 P.M. New York City time on the next following Business Day.

                  (4) The term "Closing Date" as used in this Warrant means the date of issuance of this Warrant.

                  (5) The term "Purchase Price" as used in this Warrant shall mean one hundred twenty-five (125%) percent of the closing price as reported on the Amex or other securities exchanges or markets on which the Common Stock is listed as of the Closing Date per Warrant Share (as defined below), as may be adjusted pursuant to the terms of Article III hereof.

                  (6) The term "Warrant" as used in this Warrant means this Warrant and Warrants of like tenor to purchase up to the amount of Warrant Shares (as defined below), indicated on the first page of the warrant.

                  (7) The term "Warrant Shares" as used in this Warrant means the shares of Common Stock or other securities issuable upon exercise of the Warrants.

                                   ARTICLE II

                        DURATION AND EXERCISE OF WARRANT

                  Section 2.1. This Warrant may be exercised at any time after 9:00 A.M., Eastern time on August 13, 1997 (the "Exercise Date"), and before 5:00 P.M., Eastern time, on the Expiration Date.

                  Section 2.2. (a) The Holder may exercise this Warrant in whole or in part (but not in denominations of fewer than 1,000 Warrant Shares except upon an exercise of the Warrant with respect to the remaining balance of Warrant Shares purchasable hereunder at the time of exercise) by surrender of this Warrant, with the Purchase Form (attached hereto) duly executed, to the Company at its corporate office, together with the applicable Purchase Price of each Warrant Share being purchased in lawful money of the United States, or by certified check or official bank check payable in United States dollars to the order of the Company, subject to compliance with all the other conditions set forth in this Warrant.

                  (b) Upon receipt of this Warrant with the Purchase Form duly executed and accompanied by payment of the aggregate Purchase Price for the shares of Common Stock for which this Warrant is being exercised, the Company shall cause to be issued certificates for the total number of whole shares (as provided in Section 3.2) of Common Stock for which this Warrant is being exercised in such denominations as are required for delivery to the Holder, and the Company will promptly deliver those certificates to the Holder.


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                  (c) If the Holder exercises this Warrant with respect to fewer than all the shares of Common Stock that may be purchased by exercise of this Warrant, the Company will execute a new Warrant for the balance of the shares of Common Stock that may be purchased by exercise of this Warrant and deliver that new Warrant to the Holder.

                                   ARTICLE III

                      ADJUSTMENT OF PURCHASE PRICE, NUMBER
                         OF SHARES OR NUMBER OF WARRANTS

                  Section 3.1. The Purchase Price, the number and type of securities issuable on exercise of this Warrant and the number of Warrants outstanding are subject to adjustment from time to time as follows:

                  (a) If the Company issues any shares of its Common Stock as a dividend on its Common Stock, the Purchase Price then in effect will be proportionately reduced at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive the dividend or other distribution. For example, if the Company distributes one share of Common Stock as a dividend on each outstanding share of Common Stock the Purchase Price would be reduced by 50%. If the Company issues as a dividend on its Common Stock any securities which are convertible into, or exchangeable for, shares of its Common Stock, such dividend will be treated as a dividend of the Common Stock into which the securities may be converted, or for which they may be exchanged, and the Purchase Price shall be proportionately reduced.

                  (b) If the outstanding shares of Common Stock are subdivided into a greater number of shares of Common Stock, then the Purchase Price will be proportionately reduced at the opening of business on the day following the day when the subdivision becomes effective, and if the outstanding shares of the Common Stock are combined into a smaller number of shares of Common Stock, the Purchase Price will be proportionately increased at the opening of business on the day following the day when the combination becomes effective.

                  (c) If by reason of a merger, consolidation, reclassification or similar corporate event, the holders of the Common Stock receive securities or assets other than Common Stock, upon exercise of this Warrant after that corporate event, the Holder of this Warrant will be entitled to receive the securities or assets the Holder would have received if the Holder had exercised this Warrant immediately before the first such corporate event and not disposed of the securities or assets received as a result of that or any subsequent corporate event.

                  Section 3.2. Upon each adjustment of the applicable Purchase Price pursuant to Section 3.1 hereof, this Warrant will, after the adjustment, evidence the right to purchase, at the adjusted Purchase Price, the number of shares (calculated to the nearest hundredth) obtained by (i) multiplying the number of shares issuable on exercise of this Warrant immediately prior to the adjustment by the Purchase Price in effect immediately prior to the adjustment and (ii) dividing


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the resulting product by the Purchase Price in effect immediately after the adjustment. However, the Company will not be required to issue a fractional share or to make any payment in lieu of issuing a fractional share.

                  Section 3.3. Whenever the Purchase Price or the number of shares or type of securities issuable on exercise of this Warrant is adjusted as provided in this Article III, the Company will compute the adjusted Purchase Price and the adjusted number of Warrant Shares and will prepare a certificate signed by its President or any Vice President, and by its Treasurer or Secretary setting forth the adjusted Purchase Price and the adjusted number of Warrant Shares and showing in reasonable detail the facts upon which the adjustments were based and mail a copy of that certificate to the Holder.

                  Section 3.4. If at any time when this Warrant is outstanding the Company:

                  (a) declares a dividend (or authorizes any other distribution) on its Common Stock payable otherwise than in cash out of its undistributed net income;

                  (b) authorizes the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of its capital stock or assets;

                  (c) authorizes a reclassification, split or combination of the Common Stock, or a consolidation or merger to which the Company is a party or a sale or transfer of all or substantially all the assets of the Company; or

                  (d) authorizes a voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company will mail written notice of such action to the Holder at least 20 days prior to the record date, or other date, for determining the shareholders entitled to receive the dividend, distribution or rights, or the securities or other property deliverable as a result of such action.

                  Section 3.5. The form of this Warrant need not be changed because of any change in the Purchase Price or in the number of Warrant Shares, and Warrants issued after that change may continue to describe the Purchase Price and the number of Warrant Shares which were described in this Warrant as initially issued.

                  Section 3.6. Before taking any action which would cause an adjustment reducing the Purchase Price below the then par value, if any, of the Common Stock, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at the adjusted Purchase Price.



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                                   ARTICLE IV

                          OTHER PROVISIONS RELATING TO
                            RIGHTS OF WARRANT HOLDER

                  Section 4.1. If this Warrant is duly exercised, the Holder will for all purposes be deemed to become the holder of record of the Warrant Shares as to which this Warrant is exercised on, and the certificate for such shares will be dated the date this Warrant is surrendered for exercise and the Purchase Price paid in accordance with Section 2.2 hereof, except that if that date is not a Business Day, the Holder will be deemed to become the record holder of the Warrant Shares on, and the certificate will be dated the next succeeding Business Day. The Holder will not be entitled to any rights as a holder of the Warrant Shares, including the right to vote and to receive dividends, until the Holder becomes or is deemed to become the holder of such shares pursuant to the terms hereof.

                  Section 4.2. (a) The Company covenants and agrees that it will at all times reserve and keep available for the exercise of this Warrant a sufficient number of authorized but unissued shares of Common Stock to permit the exercise in full of this Warrant.

                  (b) Prior to the issuance of any shares of Common Stock upon exercise of this Warrant, the Company shall use its reasonable best efforts to cause those shares to be authorized for listing, to the extent not previously authorized for listing, on any securities exchange or trading system upon which the Common Stock is then listed.

                  (c) The Company covenants that all shares of Common Stock issued upon exercise of this Warrant and against payment of the Purchase Price will be validly issued, fully paid and nonassessable.

                  Section 4.3. Notices to the Holder relating to this Warrant will be effective on the earliest of actual receipt or the third business day after mailing by first class mail (which shall be certified or registered, return receipt requested), postage prepaid, addressed to the Warrant Holder at the address shown on the books of the Company.

                                    ARTICLE V

                           TREATMENT OF WARRANT HOLDER

                  Section 5.1. Prior to presentation of this Warrant for registration of transfer, the Company may treat the Holder for all purposes as the owner of this Warrant and the Company will not be affected by any notice to the contrary.



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                                   ARTICLE VI

                 COMBINATION, EXCHANGE AND TRANSFER OF WARRANTS

                  Section 6.1. Any transfer permitted under this Warrant will be made by surrender of this Warrant to the Company at its principal office with the Form of Assignment (attached hereto) duly executed and funds sufficient to pay any transfer tax. In such event the Company will, without charge, execute and deliver a new Warrant to and in the name of the assignee named in the instrument of assignment and this Warrant will promptly be canceled, and if the assignor does not transfer all of its Warrants hereunder, the Company will execute and deliver a new Warrant to and in the name of the assignor representing the remaining Warrants held by the assignor.

                  Section 6.2. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation of them at the principal office of the Company together with a written notice signed by the Holder, specifying the names and denominations in which new Warrants are to be issued.

                  Section 6.3. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of reasonably satisfactory indemnification, or, in the case of mutilation, upon surrender of the mutilated Warrant, the Company will execute and deliver a new Warrant bearing the same terms and date as the lost, stolen or destroyed Warrant, which will thereupon become void.

                                   ARTICLE VII

                                  OTHER MATTERS

                  Section 7.1. (a) This Warrant and any Warrant Shares may not be sold, transferred, pledged, hypothecated or otherwise disposed of except as follows: (i) to a person who, in the opinion of counsel to the Company, is a person to whom this Warrant or the Warrant Shares may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act with respect thereto, and then only against receipt of an agreement of such person to comply with the provisions of this Section 7.1(a) with respect to any resale or other disposition of such securities; or (ii) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees.

                  (b) Unless the Warrant Shares have been registered under the Securities Act, upon exercise of any of the Warrant and the issuance of any of the Warrant Shares, all certificates representing Warrant Shares shall bear on the face thereof substantially the following legend:


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                           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE
                  NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THAT ACT OR UNLESS AN OPINION OF COUNSEL TO THE ISSUER IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

                  Section 7.2. All the covenants and provisions of this Warrant by or for the benefit of the Company will bind and inure to the benefit of its successors and assigns.

                  Section 7.3. All notices and other communications under this Warrant must be in writing. Any notice or communication to the Company will be effective upon the earlier of actual receipt or the third business day after mailing by first class mail (which shall be certified or registered, return receipt requested), postage prepaid, addressed (until another address is designated by the Company) as follows:

                                    NetMed, Inc.
                                    425 Metro Place North, Suite 140
                                    Dublin, OH  43017
                                    Attn:  Kenneth Leachman and Bill Kelly, Esq.
                                    (tele) (614) 793-9356
                                    (fax)  (614) 793-9376

                  Any notice or demand authorized by this Warrant to be given or made by the Company to the Holder must be given in accordance with Section 4.3.

                  Section 7.4. The validity, interpretation and performance of this Warrant will be governed by the laws of the State of Ohio. This Warrant shall be subject to the exclusive jurisdiction of the courts of the State of Ohio. The parties agree that any breach of any term or condition of this Warrant shall be deemed to be a breach occurring in the State of Ohio by virtue of a failure to perform an act required to be performed in the State of Ohio and irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of Ohio for the purpose of resolving any disputes among the parties relating to this Warrant or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Warrant, or any judgment entered by any court in respect hereof brought in the State of Ohio, and further irrevocably waive any claim that any suit, action or proceeding brought in the State of Ohio has been brought in an inconvenient forum. Proceeding arising out of or relating to this Warrant, or any judgment entered by any court in respect hereof brought in the State of Ohio, and further irrevocably waive any claim that any suit, action or proceeding brought in the State of Ohio has been brought in an inconvenient forum.

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                  Section 7.5. Nothing in this Warrant will give any person, corporation or other entity other than the Company and the Holder(s) any right or claim under this Warrant, and all agreements in this Warrant will be for the sole benefit of the Company, the Holder(s) and their respective successors.

                  Section 7.6. The Article headings in this Warrant are for convenience only, are not part of this Warrant and will not affect the interpretation of its terms.

                  IN WITNESS WHEREOF, this Warrant has been duly executed by the Company as of the 13th day of August, 1997.


                                           NETMED, INC.



                                           By:   /s/David J. Richards
                                               ---------------------------------
                                           Name:  David J. Richards
                                           Title:  President


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                                  PURCHASE FORM


                      To Be Executed By The Warrant Holder

                  To Exercise The Warrant In Whole Or In Part:

To:      NETMED, INC.


         The undersigned (                                             )
                          ---------------------------------------------
                              Please insert Tax ID Number or other
                              identifying number of Holder

hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, ___________________ shares of Common Stock of NetMed, Inc. in the amount of $__________ The undersigned requests that certificates for those shares of Common Stock be issued as follows:

                  Name:
                       --------------------------------------
                  Address:
                          -----------------------------------
                  Deliver to:
                             --------------------------------
                  Address:
                           ----------------------------------

and that, if the number of shares of Common Stock is not all the shares of Common Stock purchasable by exercise of the Warrant, that a new Warrant for the balance of the shares of Common Stock purchasable under the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below:

                  Address:
                          -----------------------------------
                  Date:
                       --------------------------------------

                                   Signature:
                                             -----------------------------------

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                               FORM OF ASSIGNMENT

                    (To Be Executed Only Upon An Assignment)





FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto ____________________ the right to purchase ________ shares of Common Stock of NetMed, Inc. evidenced by the within Warrant.



                                    Signature
                                              ---------------------------------

Signature Guaranteed:



--------------------------------